040101

Exhibit 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
[signature]	20130128299-87
Ross Miller	Filing Date and Time
Secretary of State	02/26/2013 10:14 AM
State of Nevada	Entity Number
	E0098622013-9

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: TSI SPORTS, INC

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: CORPORATION SERVICE COMPANY
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	Nevada	Zip Code
		Nevada	

Mailing Address (if different from street address)	City	Nevada	Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 100000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) SANDOR MIKLOS
Name

Street Address	City	State	Zip Code
200 NORTH SERVICE RD W UNIT 1	OAKVILLE	ON	L6M 2Y1 CA

2) MARIO DISCEPOLA
Name

Street Address	City	State	Zip Code
7777 LOUIS H LAFONTAINE BLVD	ANJOU	QC	H1K 4E4 CA

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: SANDOR MIKLOS

Incorporator Signature: X SANDOR MIKLOS

Address	City	State	Zip Code
200 NORTH SERVICE RD W UNIT 1	OAKVILLE	ON	L6M 2Y1 CA

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X CORPORATION SERVICE COMPANY
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 2/26/2013

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **TSI SPORTS, INC**, did on February 26, 2013, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 26, 2013.

ROSS MILLER
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20130226-1595
You may verify this certificate
online at **http://www.nvsos.gov/**